Exhibit 10.1

INFORMATION SERVICES GROUP, INC.

Amendment No. 3 to the
Employment Agreement for Michael P. Connors

This Amendment No. 3 (this “Amendment”) to the Employment Agreement by and between Information Services Group, Inc., a Delaware corporation (the “Company”), and Michael P. Connors (“Executive”) is effective as of December 30, 2020. Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Executive and the Company previously entered into that certain Employment Agreement, dated as of December 16, 2011 (as amended, the “Employment Agreement”);

WHEREAS, Executive and the Company previously entered into that certain Amendment No. 1, dated December 10, 2013 (the “First Extension”);

WHEREAS, Executive and the Company previously entered into that certain Amendment No. 2, dated December 16, 2016 (the “Second Extension”);

WHEREAS, the Company and Executive desire to extend the Term of the Employment Agreement until December 31, 2025 (the “Third Extension”); and

WHEREAS, in consideration for the Third Extension, the Compensation Committee of the Board of Directors of the Company will (i) grant to Executive on January 4, 2021 $350,000 face value of restricted stock units, which will vest if the Company’s Adjusted EBITDA (as reported in the Company’s periodic filings with the Securities and Exchange Commission) for 2021, 2022 or 2023 is at least 50% greater than the Adjusted EBITDA for 2020 (provided that this grant will expire unvested if such performance threshold is not satisfied by December 31, 2023) (such grant, the “Performance Grant”); and (ii) pay a cash payment of $500,000 if the Company’s stock price increases by at least 10% at any time as compared to closing price for the Company’s stock on December 31, 2020 with such 10% performance threshold being measured based on the average closing share price for ten consecutive trading days (provided that (A) if this performance threshold is satisfied during 2021, such cash payment would be made on December 31, 2021, (B) if this performance threshold is satisfied during 2022 or 2023, such cash payment would be made in the following month after such threshold is satisfied and (C) if this performance threshold is not satisfied by December 31, 2023, no cash payment shall be made) (such contingent payment, the “Contingent Bonus”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

1.	Amendment.

The date “December 31, 2021” in Section 2 of the Employment Agreement is hereby deleted and replaced with “December 31, 2025.”

2.	Consideration.

The Company shall cause the Performance Grant to be issued on January 4, 2021 with the performance vesting set forth therein, and the Company shall make pay the Contingent Bonus if the performance threshold described herein is satisfied.

3.	Miscellaneous.

(a)          Effect of Amendment. As expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms.

(b)          Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

(c)          Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)          Due Authority and Execution. The execution, delivery and performance of this Amendment have been duly authorized by the Company and this Amendment represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Executive have duly executed and delivered this Amendment as the date first written above.

INFORMATION SERVICES GROUP, INC.:

By:	/s/ Thomas S. Kucinski
Name: Thomas S. Kucinski
Title: Executive Vice President and Chief Human Resources Officer

EXECUTIVE:

/s/ Michael P. Connors
Name: Michael P. Connors
Title: Chairman and Chief Executive Officer

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